Press Release

Exhibit 99.1

CONTACT:

Ryan Coleman

Alpha IR Group

Tel: (312) 445-2862

PRMW@alpha-ir.com

PRIMO WATER CORPORATION ANNOUNCES FIRST QUARTER 2020 RESULTS

Pure-play water strategy yields 13% consolidated revenue growth and 31% Adjusted EBITDA growth

(Unless stated otherwise, all first quarter 2020 comparisons are relative to the first quarter of 2019; all information is in U.S. dollars.)

TAMPA, FL – May 7, 2020 – Primo Water Corporation (NYSE:PRMW; TSX:PRMW) (the “Company” or “Primo”), a leading provider of water direct to consumers and water filtration services in North America and Europe as well as a leading provider of water dispensers, purified bottled water, and self-service refill drinking water in the U.S. and Canada, today announced its results for the first quarter ended March 28, 2020.

FIRST QUARTER 2020 HIGHLIGHTS – CONTINUING OPERATIONS

•	Revenue increased 11% (increased by 13% excluding the impact of foreign exchange and the divested Cott Beverages LLC business) to $474 million compared to $428 million.

•	Reported net loss and net loss per diluted share were $27 million and $0.19, respectively. Adjusted EBITDA increased 31% to $70 million.

•

On February 28, 2020, the Company completed the sale of the S&D Coffee and Tea business for $405 million. The S&D Coffee and Tea business has been classified in the Company’s consolidated financial statements as discontinued operations for all periods presented.

•

On March 2, 2020, utilizing a combination of cash on hand, the proceeds of the S&D Coffee and Tea sale and Company common shares, the Company acquired legacy Primo Water Corporation (“Legacy Primo”), a leading provider of water dispensers, purified bottled water, and self-service refill drinking water in the United States and Canada.  The transaction valued Legacy Primo at approximately $775 million. As a part of the transaction, the Company changed its name to Primo Water Corporation and its common shares began trading under the ticker “PRMW” on the NYSE and the TSX.

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•	The Company returned approximately $42 million to shareowners through $10 million in quarterly dividends and $32 million of share repurchases.

“Our first quarter results are a testament to our pure-play water model and the strong underlying fundamentals of our business. I am pleased with the revenue growth we realized as a result of the increased demand for water products and services across our U.S. and Israeli footprints, which were able to more than offset the pressures experienced throughout our European operations as a result of COVID-19,” commented Tom Harrington, Primo’s Chief Executive Officer. “We responded to those pressures by adjusting routes where necessary, and we have reduced discretionary and non-essential spending where appropriate. We are fortunate to operate a highly variable cost structure that allows us to quickly react to changing conditions.”

FIRST QUARTER 2020 PERFORMANCE – CONTINUING OPERATIONS

•

Revenue increased 11% to $474 million (increased by 13% excluding the impact of foreign exchange and the divested Cott Beverages LLC business). Revenue growth by channel in the quarter is tabulated below:

Continuing Operations
Revenue Bridge		Change%
2019 Q1 Revenue	$427.7
Divested Cott Beverages LLC business	-7.2
2019 Q1 adjusted revenue	$420.5

Water Direct / Water Exchange	+31.4
Water Refill / Water Filtration	+15.6
Other Water Retail	+3.9
Water Dispensers	+5.9
Other	-2.9
Change before adjustments	+53.9	12.8%
Foreign exchange	-0.2
2020 Q1 Revenue	$474.2

Water Direct  / Water Exchange

o

Our Water Direct / Water Exchange businesses include our market leading Water Direct to consumer and direct to customer delivery business focused on large format returnable bottles in North America and 19 other countries as well as our market leading Water Exchange program where consumers can exchange their empty bottle for a pre-filled 3- or 5-gallon bottle of purified water at approximately 14,000 locations across the United States and Canada in leading retailers. Both services share the same logistics channels, fleet and infrastructure.

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o

Water Direct / Water Exchange revenue increased 12% to $295 million driven by Water Direct’s net customer growth, improved volume, favorable pricing and the benefit of acquisitions. Water Exchange revenue increased over 92% on a pro forma basis in the month of March. Pro forma U.S. Water Exchange same store unit growth reached 61.5% in the month of March, selling 771,000 more units than the prior year.  The key drivers of revenue growth are tabulated below:

Water Direct / Water Exchange
Revenue Bridge			Change%
2019 Q1 Revenue		$264.2
Water Direct		+25.5
Customer Growth/Volume	+19.2
Price/Mix	+6.8
Other	-0.5
Water Exchange		+11.6
Interchannel elimination		-5.7
Change excluding foreign exchange impact		+31.4	11.9%
Foreign exchange impact		-0.4
2020 Q1 Revenue		$295.2	11.7%

Water Refill / Water Filtration

o

Our Water Refill / Water Filtration businesses include our market leading Water Refill business, which incorporates a multi-step filtration process for consumers to refill their own empty bottle in multi-gallon formats for approximately $0.35 cents per gallon. Our machines are placed at approximately 23,000 retail locations across the United States and Canada. This channel also includes our Water Filtration business, a top five player, with approximately 200,000 customers or locations across our footprint.

o

Water Refill / Water Filtration revenue increased 101% driven primarily by the addition of the Water Refill business in the quarter, which had a pro forma 24% increase in dispensed water gallon growth in the month of March, as well as a pro forma 10% increase in dispensed water gallon growth during the quarter. Water Filtration revenue grew 6% during the quarter.

Other Water Retail

o

Our Other Water Retail channel includes sales of our branded products to retail outlets such as our leading American premium spring water, Mountain Valley®, as well as our market leading Mey Eden™ brand in Israel. In addition, this channel includes sales of one gallon, 2.5 gallon and other water products to retail channels throughout North America.

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o	Revenue increased 9% (increased by 8% excluding the impact of foreign exchange) driven by increased bottled water market growth as well as improved volumes.

Water Dispensers

o

Our Water Dispensers business includes sales of a full lineup of innovative and stylish dispensers through major retailers and online at various price points. These dispenser sales act as our razor in our recurring razor razorblade revenue model (“4Rs”) and help increase household penetration which then drive recurring purchases of our higher-margin water products.

o

Revenue increased 10% on a pro forma basis in March driven primarily by the timing of orders of our major retail partners while sell-through of 100,000 units were up 44%, driven by strong consumer demand.

Other

o	Other includes non-core channels of products and services such as office coffee services as well as co-packed products, including micro ground coffee, hot chocolate, and other conglomerates.

o	Revenue decreased 4% (decreased by 3% excluding the impact of foreign exchange) driven primarily by the pressure within our office coffee services business as a result of COVID-19.

•	Gross profit increased 12% to $273 million. Gross profit as a percentage of revenue was flat at 57.6% (See Exhibit 4 for more details by revenue channel).

Continuing Operations
Gross Profit Bridge
2019 Q1 Gross Profit	$243.1
Water Direct / Water Exchange	+20.8
Water Refill / Water Filtration	+9.0
Other Water Retail	+1.6
Water Dispensers	+0.2
Other	-1.3
Foreign exchange	-0.1
2020 Q1 Gross Profit	$273.3

•

SG&A increased to $255 million compared to $236 million due primarily to the addition of the Legacy Primo business as well as increased selling and service costs associated with the increase in volumes.

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•

Reported net loss and net loss per diluted share were $27 million and $0.19, respectively, compared to reported net loss and net loss per diluted share of $23 million and $0.17, respectively, driven by higher acquisition and integration expenses as well as transaction costs from the Legacy Primo Acquisition.

•

Adjusted EBITDA increased 31% to $70 million compared to $54 million driven primarily by growth in volumes from increased water solutions services and products within the United States, improved operating leverage and the benefit of the Legacy Primo acquisition.

•

Net cash provided by operating activities of $5 million, less $35 million of capital expenditures, resulted in ($30) million of free cash flow, or ($5) million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of ($3) million in the prior year.

2020 FIRST HALF REVENUE AND ADJUSTED EBITDA OUTLOOK

Primo is targeting first half 2020 consolidated revenue from continuing operations of approximately $905 to $925 million excluding the impact of foreign exchange as well as adjusted EBITDA of approximately $140 million. The targets include the Legacy Primo business and exclude S&D Coffee and Tea which is included in discontinued operations.

“I could not be prouder of our associates and their efforts during this period of increased uncertainty,” commented Tom Harrington, Primo’s Chief Executive Officer. “As providers of an essential service, our teams are working tirelessly to provide water solutions whenever, wherever and however consumers want and need it. While we expect our second quarter results to be pressured by the pandemic, the hard work of our full team and a strong first quarter lend us the confidence that we will meet our revenue and adjusted EBITDA outlook for the first half of the year.”

SHARE REPURCHASE PROGRAM

On December 11, 2019, Primo’s Board of Directors approved a share repurchase program for up to $50 million of our outstanding common shares over a 12-month period commencing on December 16, 2019.

Primo repurchased approximately 2.3 million shares at an average price of $10.79 totaling approximately $25 million during the first quarter of 2020 under its share repurchase program.

In addition, 0.5 million shares totaling approximately $7 million were withheld during the first quarter of 2020 to satisfy employees’ tax obligations related to share-based awards.

There can be no assurance as to the precise number of shares, if any, that will be repurchased under the share repurchase program in the future, or the aggregate dollar amount of the shares to be purchased in future periods. Primo may discontinue purchases at any time, subject to compliance with applicable regulatory requirements. Shares purchased pursuant to the share repurchase program were subsequently cancelled.

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FIRST QUARTER 2020 RESULTS CONFERENCE CALL

Primo Water Corporation will host a conference call today, May 7, 2020, at 10:00 a.m. ET, to discuss first quarter results, which can be accessed as follows:

North America: (888) 231-8191

International: (647) 427-7450

Conference ID: 6669955

A slide presentation and live audio webcast will be available through Primo’s website at https://www.primowatercorp.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT PRIMO WATER CORPORATION

Primo Water Corporation is a leading pure-play water solutions provider in North America, Europe and Israel and generates approximately $2.1 billion in annual revenue. Primo operates largely under a recurring razor/razorblade revenue model.  The razor in Primo’s revenue model is its industry leading line-up of sleek and innovative water dispensers, which are sold through major retailers and online at various price points or leased to customers. The dispensers help increase household penetration which drives recurring purchases of Primo’s razorblade offering. Primo’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its market leading Water Direct business, Primo delivers sustainable hydration solutions across its 21-country footprint direct to the customer’s door, whether at home or to commercial businesses.  Through its market leading Water Exchange and Water Refill businesses, Primo offers pre-filled and reusable containers at over 13,000 locations and water refill units at approximately 22,000 locations, respectively.   Primo also offers water filtration units across its 21-country footprint representing a top five position.

Primo’s water solutions expand consumer access to purified, spring and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo is a global company headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

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Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Primo utilizes certain non-GAAP financial measures.  Primo excludes from GAAP revenue the impact of foreign exchange and the results of the divested Cott Beverages LLC business to separate the impact of these factors from Primo’s results of operations. Primo utilizes EBITDA and adjusted EBITDA to separate the impact of certain items from the underlying business.  Because Primo uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo’s underlying business performance and the performance of its management.  Additionally, Primo supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment to present free cash flow, and by excluding the items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing our performance to the performance of our peer group and assessing our ability to service debt and finance strategic opportunities, which include investing in our business, making strategic acquisitions, paying dividends, repurchasing common shares and strengthening the balance sheet.  The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial and operating trends and results (including Primo’s outlook on first half 2020 adjusted revenue and adjusted EBITDA) and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

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Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully in the markets in which we operate; fluctuations in commodity prices and our ability to pass on increased costs to our customers or hedge against such rising costs and the impact of those increased prices on our volumes; our ability to manage our operations successfully; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; the impact of the spread of COVID-19 on our business, financial condition and results of operations; our ability to fully realize the potential benefit of transactions (including the Primo and S&D transactions) or other strategic opportunities that we pursue; potential liabilities associated with our recent divestitures; our ability to realize the revenue and cost synergies of our acquisitions due to integration difficulties and other challenges; our limited indemnification rights in connection with the Primo acquisition; our exposure to intangible asset risk; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the exchange between the Euro, the Canadian dollar and other currencies, and the exchange between the British pound sterling and the Euro; our ability to maintain favorable arrangements and relationships with our suppliers; our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; the incurrence of substantial indebtedness to finance our acquisitions (including the Legacy Primo acquisition); the impact on our financial results from uncertainty in the financial markets and other adverse changes in general economic conditions; any disruption to production at our manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the seasonal nature of our business and the effect of adverse weather conditions;  our ability to recruit, retain and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; our ability to securely maintain our customers’ confidential or credit card information, or other private data relating to our employees or our company; our ability to maintain our quarterly dividend; our ability to adequately address the challenges and risks associated with our international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; increased tax liabilities in the various jurisdictions in which we operate; the impact of the 2017 Tax Cuts and Jobs Act on our tax obligations and effective tax rate; and credit rating changes.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.primowatercorp.com

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PRIMO WATER CORPORATION		EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended
	March 28, 2020	March 30, 2019
Revenue, net	$474.2	$427.7
Cost of sales	200.9	184.6
Gross profit	273.3	243.1
Selling, general and administrative expenses	255.1	235.8
Loss on disposal of property, plant and equipment, net	1.4	1.9
Acquisition and integration expenses	20.8	4.7
Operating (loss) income	(4.0)	0.7
Other expense, net	7.0	5.5
Interest expense, net	19.7	19.3
Loss from continuing operations before income taxes	(30.7)	(24.1)
Income tax benefit	(3.3)	(1.4)
Net loss from continuing operations	$(27.4)	$(22.7)
Net income from discontinued operations, net of income taxes	30.9	3.0
Net income (loss)	$3.5	$(19.7)

Net income (loss) per common share
Basic:
Continuing operations	$(0.19)	$(0.17)
Discontinued operations	$0.22	$0.03
Net income (loss)	$0.02	$(0.14)
Diluted:
Continuing operations	$(0.19)	$(0.17)
Discontinued operations	$0.22	$0.03
Net income (loss)	$0.02	$(0.14)

Weighted average common shares outstanding (in thousands)
Basic	141,139	135,948
Diluted	141,139	135,948

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PRIMO WATER CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	March 28, 2020	December 28, 2019
ASSETS
Current assets
Cash and cash equivalents	$112.2	$156.9
Accounts receivable, net of allowance of $14.1 ($8.8 as of December 28, 2019)	282.7	216.7
Inventories	75.3	62.9
Prepaid expenses and other current assets	23.9	19.1
Current assets of discontinued operations	—	186.7
Total current assets	494.1	642.3
Property, plant and equipment, net	688.7	558.1
Operating lease right-of-use-assets	181.7	185.7
Goodwill	1,379.8	1,047.5
Intangible assets, net	947.5	597.0
Other long-term assets, net	27.3	20.5
Long-term assets of discontinued operations	—	339.8
Total assets	$3,719.1	$3,390.9
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	127.4	92.4
Current maturities of long-term debt	9.5	6.9
Accounts payable and accrued liabilities	459.5	370.6
Current operating lease obligations	37.5	36.5
Current liabilities of discontinued operations	—	101.2
Total current liabilities	633.9	607.6
Long-term debt	1,270.9	1,259.1
Operating lease obligations	150.2	155.2
Deferred tax liabilities	124.8	90.6
Other long-term liabilities	58.6	58.7
Long-term liabilities of discontinued operations	—	53.5
Total liabilities	2,238.4	2,224.7
Shareholders' Equity
Common shares, no par value - 159,825,718 (December 28, 2019 - 134,803,211) shares issued	1,262.7	892.3
Additional paid-in-capital	71.5	77.4
Retained earnings	244.9	265.0
Accumulated other comprehensive loss	(98.4)	(68.5)
Total shareholders' equity	1,480.7	1,166.2
Total liabilities and shareholders' equity	$3,719.1	$3,390.9

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PRIMO WATER CORPORATION		EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars, U.S. GAAP)
Unaudited
	For the Three Months Ended
	March 28, 2020	March 30, 2019

Cash flows from operating activities of continuing operations:
Net income (loss)	$3.5	$(19.7)
Net income from discontinued operations, net of income taxes	30.9	3.0
Net loss from continuing operations	$(27.4)	$(22.7)
Adjustments to reconcile net loss from continuing operations to cash flows from operating activities:
Depreciation and amortization	45.0	39.7
Amortization of financing fees	0.9	0.8
Share-based compensation expense	2.4	3.3
Benefit for deferred income taxes	(3.5)	(5.2)
Loss on sale of business	—	5.4
Loss on disposal of property, plant and equipment, net	1.4	1.9
Other non-cash items	6.0	0.2
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(28.9)	(1.3)
Inventories	(0.6)	(2.8)
Prepaid expenses and other current assets	(1.5)	(1.6)
Other assets	0.7	0.6
Accounts payable and accrued liabilities and other liabilities	10.2	(3.2)
Net cash provided by operating activities from continuing operations	4.7	15.1
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(422.6)	(3.7)
Additions to property, plant and equipment	(34.9)	(22.0)
Additions to intangible assets	(3.0)	(1.9)
Proceeds from sale of property, plant and equipment	0.3	1.1
Proceeds from sale of business, net of cash sold	—	50.5
Net cash (used in) provided by investing activities from continuing operations	(460.2)	24.0
Cash flows from financing activities of continuing operations:
Payments of long-term debt	(2.7)	(1.5)
Proceeds from short-term borrowings	135.9	25.0
Payments on short-term borrowings	(109.9)	(52.8)
Issuance of common shares	0.6	0.4
Common shares repurchased and canceled	(31.9)	(11.0)
Financing fees	(2.5)	—
Equity issuance fees	(1.1)	—
Dividends paid to common shareholders	(9.8)	(8.2)
Payment of deferred consideration for acquisitions	(0.2)	—
Other financing activities	8.8	1.4
Net cash used in financing activities from continuing operations	(12.8)	(46.7)
Cash flows from discontinued operations:
Operating activities of discontinued operations	(17.3)	8.5
Investing activities of discontinued operations	394.5	(19.1)
Financing activities of discontinued operations	(0.1)	—
Net cash provided by (used in) discontinued operations	377.1	(10.6)
Effect of exchange rate changes on cash	(2.1)	1.3
Net decrease in cash, cash equivalents and restricted cash	(93.3)	(16.9)
Cash and cash equivalents and restricted cash, beginning of period	205.5	170.8
Cash and cash equivalents and restricted cash, end of period	112.2	153.9
Cash and cash equivalents and restricted cash from discontinued operations, end of period	—	31.0
Cash and cash equivalents and restricted cash from continuing operations, end of period	$112.2	$122.9

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PRIMO WATER CORPORATION		EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended
	March 28, 2020	March 30, 2019
Revenue
Water Direct/Water Exchange	$295.2	$264.2
Water Refill/Water Filtration	30.8	15.3
Other Water Retail	55.4	50.8
Water Dispensers	5.9	—
Other	86.9	90.2
Water Solutions	$474.2	$420.5

All Other	—	7.2
Total (a)	$474.2	$427.7

Gross margin
Water Direct/Water Exchange	72.1%	72.8%
Water Refill/Water Filtration	72.1%	86.9%
Other Water Retail	14.6%	12.0%
Water Dispensers	3.4%	—%
Other	34.5%	34.5%
Water Solutions	57.6%	57.7%

All Other	—%	4.2%
Total	57.6%	56.8%

Selling, general and administrative expenses
Water Solutions	$245.3	$224.5
All Other	9.8	11.3
Total	$255.1	$235.8

Operating income (loss)
Water Solutions	$21.5	$14.0
All Other	(25.5)	(13.3)
Total	$(4.0)	$0.7

Depreciation and Amortization
Water Solutions	$44.9	$39.6
All Other	0.1	0.1
Total	$45.0	$39.7

(a) Primo Water Corporation includes the following reporting segments: Water Solutions (which includes our DSS, Aquaterra, Mountain Valley, Eden, Aimia and Legacy Primo businesses) and All Other (which includes other miscellaneous expenses and our Cott Beverages LLC business, which was sold in the first quarter of 2019).

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PRIMO WATER CORPORATION			EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND GROSS PROFIT BY REPORTING SEGMENT
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended March 28, 2020
	Water Solutions	All Other	Primo (a)
Change in revenue	$53.7	$(7.2)	$46.5
Impact of foreign exchange (b)	$0.2	$—	$0.2
Change excluding foreign exchange	$53.9	$(7.2)	$46.7
Percentage change in revenue	12.8%	(100.0)%	10.9%
Percentage change in revenue excluding foreign exchange	12.8%	(100.0)%	10.9%

	For the Three Months Ended March 28, 2020
	Water Solutions	All Other	Primo (a)
Change in gross profit	$30.5	$(0.3)	$30.2
Impact of foreign exchange (b)	$0.1	$—	$0.1
Change excluding foreign exchange	$30.6	$(0.3)	$30.3
Percentage change in gross profit	12.6%	(100.0)%	12.4%
Percentage change in gross profit excluding foreign exchange	12.6%	(100.0)%	12.5%

(a) Primo Water Corporation includes the following reporting segments: Water Solutions (which includes our DSS, Aquaterra, Mountain Valley, Eden, Aimia and Legacy Primo businesses) and All Other (which includes other miscellaneous expenses and our Cott Beverages LLC business, which was sold in the first quarter of 2019).

(b) Impact of foreign exchange is the difference between the current period revenue and gross profit translated utilizing the current period average foreign exchange rates less the current period revenue and gross profit translated utilizing the prior period average foreign exchange rates.

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PRIMO WATER CORPORATION		EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	March 28, 2020	March 30, 2019

Net loss from continuing operations	$(27.4)	$(22.7)
Interest expense, net	19.7	19.3
Income tax benefit	(3.3)	(1.4)
Depreciation and amortization	45.0	39.7
EBITDA	$34.0	$34.9

Acquisition and integration costs (a), (b)	20.8	4.7
Share-based compensation costs (c)	2.4	3.1
Foreign exchange and other losses, net (d)	6.3	1.0
Loss on disposal of property, plant and equipment, net (e)	1.4	1.9
Loss on sale of business (f)	—	5.4
Other adjustments, net (g)	5.5	2.7
Adjusted EBITDA	$70.4	$53.7

(a) Includes $0.2 million of share-based compensation costs for the three months ended March 30, 2019 related to awards granted in connection with the acquisition of our Eden business.

		For the Three Months Ended
	Location in Consolidated Statements of Operations	March 28, 2020	March 30, 2019
		(Unaudited)
(b) Acquisition and integration costs	Acquisition and integration expenses	$20.8	$4.7
(c) Share-based compensation costs	Selling, general and administrative expenses	2.4	3.1
(d) Foreign exchange and other losses, net (d)	Other expense, net	6.3	1.0
(e) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	1.4	1.9
(f) Loss on sale of business	Other expense, net	—	5.4
(g) Other adjustments, net	Other expense, net	0.7	(0.3)
	Selling, general and administrative expenses	4.6	3.4
	Cost of sales	0.2	6.8
	Revenue, net	—	(7.2)

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PRIMO WATER CORPORATION		EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	March 28, 2020	March 30, 2019

Net cash provided by operating activities from continuing operations	$4.7	$15.1
Less: Additions to property, plant, and equipment	(34.9)	(22.0)
Free Cash Flow	$(30.2)	$(6.9)

Plus:
Acquisition and integration cash costs	12.0	4.2
Transaction cash costs paid on behalf of acquiree	13.4	—
Adjusted Free Cash Flow	$(4.8)	$(2.7)

Press Release

PRIMO WATER CORPORATION		EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE
(in millions of U.S. dollars)
Unaudited

	Primo (a)
	For the Three Months Ended
	March 28, 2020	March 30, 2019

Revenue, net	$474.2	$427.7
Divested Cott Beverages LLC business	$—	$(7.2)
Adjusted Revenue	$474.2	$420.5
Change in adjusted revenue	$53.7
Percentage change in adjusted revenue	12.8%
Impact of foreign exchange (b)	$0.2
Percentage change in adjusted revenue excluding foreign exchange impact	12.8%

(a) Primo Water Corporation includes the following reporting segments: Water Solutions (which includes our DSS, Aquaterra, Mountain Valley, Eden, Aimia and Legacy Primo businesses) and All Other (which includes other miscellaneous expenses and our Cott Beverages LLC business, which was sold in the first quarter of 2019).

(b) Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.

Press Release

PRIMO WATER CORPORATION		EXHIBIT 9
SUPPLEMENTARY INFORMATION - NON-GAAP
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended
	March 28, 2020
	Primo	Divested Business (a)	Adjusted

Revenue, net	$474.2	$—	$474.2
Cost of sales	200.9	—	200.9
Gross profit	273.3	—	273.3
Gross margin %	57.6%		57.6%

Selling, general and administrative expenses	255.1	—	255.1
SG&A% of revenue	53.8%		53.8%
Loss on disposal of property, plant and equipment, net	1.4	—	1.4
Acquisition and integration expenses	20.8	—	20.8
Operating loss	$(4.0)	$—	$(4.0)

Other expense, net	7.0	—	7.0
Depreciation and Amortization	45.0	—	45.0
EBITDA	34.0	—	34.0

Adjustments	36.4	—	36.4
Adjusted EBITDA	$70.4	$—	$70.4

	For the Three Months Ended
	March 30, 2019
	Primo	Divested Business (a)	Adjusted

Revenue, net	$427.7	$7.2	$420.5
Cost of sales	184.6	6.9	177.7
Gross profit	243.1	0.3	242.8
Gross margin %	56.8%		57.7%

Selling, general and administrative expenses	235.8	1.3	234.5
SG&A% of revenue	55.1%		55.8%
Loss on disposal of property, plant and equipment, net	1.9	—	1.9
Acquisition and integration expenses	4.7	—	4.7
Operating income (loss)	$0.7	$(1.0)	$1.7

Other expense (income), net	5.5	(0.3)	5.8
Depreciation and Amortization	39.7	0.1	39.6
EBITDA	34.9	(0.6)	35.5

Adjustments	18.8	0.6	18.2
Adjusted EBITDA	$53.7	$—	$53.7

(a) Cott Beverages, LLC

Press Release

PRIMO WATER CORPORATION			EXHIBIT 10
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA) AND ADJUSTED EBITDA BY REPORTING SEGMENT
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended March 28, 2020
	Water Solutions	All Other	Total

Operating income (loss)	$21.5	$(25.5)	$(4.0)
Other expense, net	7.0	—	7.0
Depreciation and amortization	44.9	0.1	45.0
EBITDA (a)	$59.4	$(25.4)	$34.0

Acquisition and integration costs	5.2	15.6	20.8
Share-based compensation costs	1.2	1.2	2.4
Foreign exchange and other losses, net	6.2	0.1	6.3
Loss on disposal of property, plant and equipment, net	1.4	—	1.4
Other adjustments, net (b)	4.4	1.1	5.5
Adjusted EBITDA	$77.8	$(7.4)	$70.4

	For the Three Months Ended March 30, 2019
	Water Solutions	All Other	Total

Operating income (loss)	$14.0	$(13.3)	$0.7
Other (income) expense, net	(0.5)	6.0	5.5
Depreciation and amortization	39.6	0.1	39.7
EBITDA (a)	$54.1	$(19.2)	$34.9

Acquisition and integration costs	2.4	2.3	4.7
Share-based compensation costs	0.9	2.2	3.1
Foreign exchange and other losses, net	0.1	0.9	1.0
Loss on disposal of property, plant and equipment, net	1.9	—	1.9
Loss on sale of business (c)	—	5.4	5.4
Other adjustments, net (d)	0.6	2.1	2.7
Adjusted EBITDA	$60.0	$(6.3)	$53.7

(a) EBITDA by reporting segment is derived from operating income as operating income is the performance measure regularly reviewed by the chief operating decision maker when evaluating performance of our reportable segments.

(b) Impact of other adjustments, net for Water Solutions includes $3.5 million of expenses reflected under selling, general and administrative expenses, $0.2 million of expenses reflected under cost of sales and $0.7 million of net losses reflected under other expense, net in the Consolidated Statements of Operations. Impact of other adjustments, net for All Other is reflected under selling, general and administrative expenses in the Consolidated Statements of Operations.

(c) Loss on sale of the Cott Beverages LLC business, which was sold on February 8, 2019, is reflected under other expense, net in the Consolidated Statements of Operations.

(d) Impact of other adjustments, net for Water Solutions is reflected under selling, general and administrative expenses in the Consolidated Statements of Operations. Impact of other adjustments, net for All Other includes $1.7 million of expenses reflected under selling, general and administrative expenses in the Consolidated Statements of Operations and $0.4 million of net impact on our operations related to the divested Cott Beverages LLC business after a $0.2 million share-based compensation expense adjustment.

Press Release

LEGACY PRIMO			EXHIBIT 11
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF PRO FORMA REVENUE
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	Legacy Primo (a)
	For the Month Ended
	March 31, 2020	March 31, 2019	Change

Water Exchange Revenue	$12.9	$6.7	92.5%

Water Dispensers Revenue	$6.5	$5.9	10.2%

(a) On March 2, 2020, the Company completed the acquisition of the Legacy Primo business. Legacy Primo results from operations from March 2, 2020 to March 28, 2020 are included in our consolidated results. Revenues for the month ended March 31, 2019 are solely attributable to the Legacy Primo business. Prior to the acquisition, Legacy Primo operated on a calendar month fiscal close basis. Pro forma results for the month of March are presented on a calendar month basis for comparability.